                                                                   Exhibit 23


                   Letterhead of Kenny S&P Evaluation Services
                      (a division of J.J. Kenny Co., Inc.)

                                 April 18, 2001

Prudential Securities Incorporated
1 New York Plaza
New York, NY  10292

                           Re:      National Municipal Trust
                                    Post-Effective Amendment No. 5
                                    Series 183____________________

Gentlemen:

     We have examined Registration Statement File No. 33-64843 for the above-captioned trust. We hereby acknowledge that Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. is currently acting as the evaluator for the trust. We hereby consent to the use in the Registration Statement of the reference to Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. as evaluator.

     In addition, we hereby confirm that the ratings indicated in the Registration Statement for the respective bonds comprising the trust portfolio are the ratings indicated in our KENNYBASE database as of the date of the Evaluation Report.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                                Sincerely,

                                                Frank A. Ciccotto
                                                Frank A. Ciccotto
                                                Vice President